UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 1, 2015

CALATLANTIC GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15360 Barranca Parkway

Irvine, California 92618

(Address of Principal Executive Offices, including Zip Code)

(949) 789-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 28, 2015, the Company held a special meeting of its stockholders in connection with the Merger. The following matters were voted upon at the special meeting:

Proposal No. 1

The Company’s stockholders adopted the Merger Agreement:

Votes For	Votes Against	Votes Withheld
257,903,743	104,606	897,967

Proposal No. 2

The Company’s stockholders approved the issuance of shares of Common Stock to Ryland stockholders pursuant to the Merger:

Votes For	Votes Against	Votes Withheld
257,878,983	130,584	896,749

Proposal No. 3

The Company’s stockholders adopted the Company’s amended and restated certificate of incorporation to, among other things, effect a 5-for-1 reverse stock split:

Votes For	Votes Against	Votes Withheld
257,940,253	741,246	224,817

Proposal No. 4

The Company’s stockholders adopted the Company’s amended and restated certificate of incorporation to allow for a special meeting of stockholders to be called upon the written request of one or more stockholders representing at least a majority of the voting stock entitled to vote on the matter or matters to be brought before the proposed special meeting:

Votes For	Votes Against	Votes Withheld
255,851,258	2,148,202	906,856

Proposal No. 5

The Company’s stockholders adopted the Company’s amended and restated certificate of incorporation to allow for stockholder action by unanimous written consent:

Votes For	Votes Against	Votes Withheld
257,803,810	194,477	908,029

Proposal No. 6

The Company’s stockholders adopted the Company’s amended and restated certificate of incorporation to provide exclusive forum for certain legal proceedings in Delaware:

Votes For	Votes Against	Votes Withheld
254,137,262	3,862,860	906,194

Proposal No. 7

The Company’s stockholders adopted the Company’s amended and restated bylaws:

Votes For	Votes Against	Votes Withheld
257,828,550	168,110	909,656

Proposal No. 8

The Company’s stockholders approved, on an advisory (non-binding) basis, specified compensatory arrangements between the Company and its named executive officers relating to the Merger:

Votes For	Votes Against	Votes Withheld
254,769,493	2,743,641	1,393,182

Proposal No. 9

The Company’s stockholders voted to adjourn the Company’s special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.

Votes For	Votes Against	Votes Withheld
246,396,370	11,622,453	887,493

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALATLANTIC GROUP, INC.

By:	/s/John P. Babel

Name:	John P. Babel
Title:	Executive Vice President, General Counsel and Secretary

Date: October 1, 2015